Exhibit 99.2

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (“Agreement”) is made effective November 5, 2004, by and between ULTIMATE ELECTRONICS, INC., a Delaware corporation with its principal place of business at 321 West 84th Avenue, Suite A. Thornton, Colorado (“Ultimate”), and ALAN E. KESSOCK (“Consultant”).

WHEREAS, Ultimate desires to retain the services of Consultant, and Consultant desires to perform certain consulting and related services for Ultimate.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereby agree as follows:

1.                                      Description of Services.  Consultant agrees to provide such consulting and related services as may be requested by Ultimate (the “Services”).

2.                                      Confidentiality.

(a)                                  Ultimate acknowledges that Consultant has or may have other business interests or requirements that Consultant will pursue during Consultant’s consultancy hereunder; provided, however, that Consultant shall not, either during the term of this Agreement or thereafter, either directly or indirectly, disclose or cause to be disclosed any Confidential Information (defined below) to any individual or entity other than to Ultimate’s President or Chief Executive Officer, attorneys, or individuals to whom Consultant has authorization from Ultimate’s President or Chief Executive Officer to send such Confidential Information.  Consultant shall not directly or indirectly, either during the term of this Agreement or thereafter, use or cause to be used such Confidential Information in a manner that conflicts with the best interests of Ultimate.

(b)                                 The term “Confidential Information” shall include, but not be limited to, the whole or any portion or phase of (i) any confidential, or proprietary or trade secret, technical, business, marketing or financial information, whether pertaining to (1) Ultimate or its affiliates, (2) its or their clients and customers, or (3) any third party which Ultimate or its affiliates is under an obligation to keep confidential, including, but not limited to, methods, know-how, techniques, systems, processes, software programs, works of authorship, customer lists, supplier lists, projects, plans, and proposals; (ii) any software programs and programming prepared for Ultimate’s benefit whether or not developed, in whole or in part, by Consultant; and (iii) any legal strategies, positions or information pertaining to litigation or settlement.  For purposes of this Agreement, “Confidential Information” shall include, but shall not be limited to, strategies, analysis, concepts, ideas, or plans; operating techniques; demographic and trade area information; prospective site locations know-how; improvements; discoveries, developments; designs, techniques, procedures; methods; machinery, devices; drawings; specifications; forecasts; new products; research data, reports, or records; customer information including, but not limited to, present or prospective customer lists, profiles, or preferences; marketing or business development plans, strategies, analysis, concepts or ideas; dealer agreements and information; contracts; general financial information about or proprietary to Ultimate, including, but not limited to, unpublished financial statements, budgets, projections, licenses, costs, and fees; pricing strategies and discounts; personnel information; and any and all other trade secrets, trade dress, or proprietary information, and all concepts or ideas in or reasonably related to Ultimate’s business.  The term Confidential Information shall not include any information generally available to the public or publicly disclosed by Ultimate (other than by the act or omission of Consultant), information disclosed to Consultant by a third party under no duty of confidentiality to Ultimate or its affiliates, or information required by law or court order to be disclosed by Consultant.

(c)                                  Upon termination of this Agreement or at any other time upon request by Ultimate, Consultant shall promptly deliver to Ultimate all Confidential Information (and all copies or reproductions of such materials) and all other property of Ultimate and its affiliates in Consultant’s possession.  All information, equipment, materials and data of every kind and description that Consultant receives, directly or indirectly, from Ultimate or from a third party on behalf of Ultimate is and shall remain property of Ultimate.

(d)                                 Notwithstanding the foregoing restrictions, Consultant may use and disclose any Confidential Information to the extent required by law.  In the event Consultant is served with any form of compulsory process to obtain any Confidential Information, Consultant shall immediately notify Ultimate (unless Consultant is prohibited from notifying Ultimate of such order), affording Ultimate the opportunity to obtain any necessary or appropriate protective orders.

(e)                                  Consultant acknowledges that any breach of the provisions of this Section 2 shall result in serious and irreparable injury to Ultimate for which Ultimate cannot be adequately compensated by monetary damages alone.  Consultant agrees, therefore, that, in addition to any other remedy it may have, Ultimate shall be entitled to seek and receive both temporary and permanent injunctive relief, plus Ultimate costs and attorneys’ fees incurred by Ultimate in enforcing this Section 2. This Section 2 shall survive any termination of this Agreement.

3.                                      Independent Contractor Status.  Consultant and Ultimate understand and intend that Consultant shall perform the Services specified under this Agreement as an independent contractor and not as an employee of Ultimate.  Consultant is not authorized to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, Ultimate or to bind Ultimate in any manner, unless, in each instance, Consultant receives the prior written approval of Ultimate’s President or Chief Executive Officer to so assume, obligate or bind Ultimate.  Subject to the limitations set forth in the Section 6 of the Executive Employment Agreement, dated February 1, 2004, by and between Ultimate and Consultant (the “Employment Agreement”), Consultant is not required to work full time for Ultimate and may perform services for other companies; provided, however, that Consultant agrees to abide by any and all obligations to Ultimate regarding protection of Confidential Information as set forth in Section 2 above and in Section 7 of the Employment Agreement.  Consultant shall not be required to submit regular written reports.  Consultant shall be paid in accordance with Section 5 below.

4.                                      Term and Termination.

(a)                                  This Agreement shall be in effect from November 5, 2004 to January 31, 2005.

(b)                                 Notwithstanding any other provision of this Agreement, Ultimate may only terminate this Agreement immediately upon written notice to Consultant in the event that Consultant violates the terms of this Agreement.  Upon any such termination, Ultimate shall have no further liability hereunder, except for payment of that portion of the monthly consulting fee that is accrued but unpaid.  Upon such notice by Ultimate, Consultant is not authorized to take any further actions on behalf of Ultimate or to perform any other Services under this Agreement.

(c)                                  All requests for reimbursement of expenses incurred prior to the effective date of termination shall be paid in accordance with Section 5(c).

5.                                      Compensation.

(a)                                  Consulting Fees. In consideration for Consultant providing the Services and performing the obligations hereunder, Ultimate shall pay Consultant a consulting fee for services rendered by Consultant of at a rate set forth on Exhibit A.  Consultant shall submit monthly invoices to the President or Chief Executive Officer.

(b)                                 Payment. Ultimate shall make payment of Consulting Fees no later than the last business day of the month following the month when Ultimate received Consultant’s invoice.  All payments will be made to Consultant.

(c)                                  Expenses. Ultimate shall reimburse Consultant for all reasonable business and travel expenses incurred by Consultant while providing the Services under this Agreement, including, without limitation, any expenses related to Section 2(d) of this Agreement. All requests for reimbursement of expenses shall be paid within 30 days after Ultimate receives a written request by Consultant.

(d)                                 Taxes.  Consultant shall be solely responsible for all taxes and similar payments arising out of any activities contemplated by this Agreement, including without limitation, federal, state, and local income tax, social security tax (FICA), self employment taxes, unemployment insurance taxes and all other taxes, fees and withholding.

(e)                                  Benefits.  Neither Consultant nor any employee of Consultant is an employee of Ultimate and, therefore, shall not be entitled to any benefits, coverages or privileges, including, without limitation, social security, unemployment compensation insurance, workers’ compensation insurance, medical or pension payments, made available to employees of Ultimate.

6.                                      Intellectual Property.  All past and future work product (collectively referred to as “Works”) created in whole or in part by Consultant for Ultimate, including all intellectual property rights embodied therein, shall belong to Ultimate.  Consultant acknowledges and agrees that such Works constitute trade secrets, Confidential Information, works-for-hire, and proprietary information of Ultimate.  Consultant hereby assigns to Ultimate all right, title, and interest, including, without limitation, all patent, copyright and trade secret rights with respect to any Works.  Consultant may use such Works solely for the benefit of Ultimate.  Consultant will take all reasonable actions, at Consultant’s expense, to transfer all rights in and to the Works to Ultimate.  This Section 6 shall survive any termination of this Agreement.

7.                                      Indemnification.  Consultant shall indemnify and hold Ultimate, its officers, directors, employees, and agents from any and all claims, actions, or causes of action, relating to, resulting from or arising out of (a) any taxes, insurance costs, and benefit costs, arising from claims that Consultant is an employee of Ultimate; (b) the failure to provide insurance coverage as set forth herein; and (c) the infringement, or alleged infringement, by Consultant of any intellectual property right or other property or proprietary rights of Ultimate and/or any third party.  Nothing in this Section 7 shall limit Consultant’s right to indemnification pursuant to the Indemnification Agreement, dated October 15, 1993, by and between Ultimate and Consultant.  This Section 7 shall survive any termination of this Agreement.

8.                                      Insurance Coverages.  Except as set forth in Section 2(c) of the Severance Agreement and Release, dated November 29, 2004, by and between Ultimate and Consultant (the “Severance Agreement”), Consultant shall be solely responsible for all of Consultant’s own insurance and shall at all times maintain such types and amounts of insurance coverage (including automobile insurance) as is acceptable or required by Ultimate.  No workers’ compensation insurance or unemployment compensation insurance will be obtained by Ultimate on behalf of Consultant or any employee of Consultant.  Consultant agrees and acknowledges that Consultant is not an employee of Ultimate and Consultant waives any right to make a claim under Ultimate’s workers’ compensation insurance or unemployment compensation insurance.

9.                                      Notices.  All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery, upon delivery if by electronic mail, upon confirmation of receipt if by facsimile or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the following:

Ultimate:	Consultant:

Ultimate Electronics, Inc.	Alan E. Kessock
321 W. 84th Avenue, Suite A	15230 Kingston Court
Thornton, Colorado 80260	Brighton, Colorado 80602-7440
Attn: President and Chief Executive Officer	Telephone: (303) 655-8474
Telephone: 303-801-4002	Facsimile: (303) 655-8475
Facsimile: 303-412-2502

10.                               Entire Agreement.  This Agreement, Sections 2(b) and 2(c) of the Severance Agreement, and Sections 6 and 7 of the Employment Agreement constitute the entire understanding between the parties with respect to the matters contemplated herein and therein.  No promises or representations have been made by Ultimate or Consultant other than those contained in this Agreement.

11.                               Amendment.  This Agreement may be amended or modified only by a written instrument executed by both Ultimate and Consultant.

12.                               Assignment; Subcontracting.  Consultant may not assign this Agreement or any of Consultant’s rights hereunder, or delegate or subcontract any of Consultant’s obligations hereunder, without the prior written consent of Ultimate. Ultimate may assign this Agreement without the consent of Consultant.  This Agreement binds, inures to the benefit of, and is enforceable by and against permitted assigns of the parties and does not confer any rights on any other persons or entities.

13.                               Governing Law and Forum.  This Agreement and all disputes arising hereunder shall be subject to, governed by and construed in accordance with the laws of the State of Colorado, without regard to conflict of laws provisions. All disputes arising under or relating to this Agreement shall be resolved in the federal or state courts of Denver, Colorado.

14.                               Waiver.  No delay or omission by Ultimate in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by Ultimate on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

15.                               Severability.  In the event that any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have entered into this Agreement effective as of the date first set forth above.

ULTIMATE ELECTRONICS, INC.

By:	/s/ DAVID J. WORKMAN
Name: David J. Workman
Title: President and Chief Executive Officer

Subscribed and sworn to before me this 29th day of November, 2004.

		NOTARY PUBLIC:	/s/ ILIDA CRISTINA ALVAREZ
		My commission expires:	April 13, 2008

[NOTARY SEAL]

CONSULTANT

By:	/s/ ALAN E. KESSOCK
Name: Alan E. Kessock

Subscribed and sworn to before me this 29th day of November, 2004.

		NOTARY PUBLIC:	/s/ ILIDA CRISTINA ALVAREZ
		My commission expires:	April 13, 2008

[NOTARY SEAL]